Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS THIRD QUARTER 2007 RESULTS
SAN JOSE, Calif., October 23, 2007—Novellus Systems, Inc. (NASDAQ: NVLS) today reported net sales and results of operations for its third quarter ended September 29, 2007. Net sales for the third quarter were $393.3 million, down $23.1 million or 5.5 percent from second quarter 2007 net sales of $416.3 million and down $50.8 million or 11.4 percent from third quarter 2006 net sales of $444.0 million. Net income for the third quarter was $49.7 million, or $0.41 per diluted share, down $7.6 million or 13.3 percent from second quarter 2007 net income of $57.3 million and down $20.3 million or 29.0 percent from third quarter 2006 net income of $70.0 million.
Bookings in the third quarter were $305.3 million, down 8.1 percent from second quarter 2007 bookings of $332.2 million. Shipments of $387.8 million in the third quarter represent a decrease of $48.6 million or 11.1 percent from $436.4 million reported for the second quarter. Deferred revenue at the end of the third quarter was $108.9 million.
Cash, cash equivalents, restricted cash and short-term investments as of September 29, 2007 were $1.0 billion, essentially unchanged from the second quarter.
The presentation of revenue on a shipments basis is not in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe that this non-GAAP financial measure provides further insight into the results of operations and enhances the consistency and comparability of those results to results in prior periods because it assists shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
“The results for this quarter were as expected. We continue to control our operating expenses during the current slowdown and to enhance our product portfolio,” said Richard S. Hill, Chairman and Chief Executive Officer. “In addition, we continued our stock buyback program throughout the quarter, retiring approximately 5% of the outstanding shares while maintaining a very strong balance sheet. We feel while the industry is currently in a state of flux, we are well positioned for the next upturn.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our belief that the non-GAAP financial measures will provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods and (ii) our plan to continue to control our operating expenses during the current slowdown and enhance our product portfolio, (iii) our belief that the semiconductor industry is currently in a state of flux and (iv) our belief that the Company is well positioned for the next upturn, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, the inability of the non-GAAP measures to provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods, unforeseen disruptions in production and manufacturing that may impact operating costs and our ability to invest in our product portfolio, inability to accurately predict the stability of the semiconductor industry; inability to accurately predict the Company’s ability to maximize its position within the semiconductor industry; and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 29	June 30	September 30	September 29	September 30
(Unaudited)	2007	2007	2006	2007	2006
Net sales	$393,277	$416,335	$444,032	$1,206,586	$1,220,011
Cost of sales	198,970	208,225	217,507	609,260	621,182

Gross profit	194,307	208,110	226,525	597,326	598,829
%	49.4%	50.0%	51.0%	49.5%	49.1%
Operating expenses:
Selling, general and administrative	67,420	72,011	67,664	206,531	192,457
Research and development	61,384	63,374	60,645	185,158	187,726
Restructuring and other charges	—	—	—	—	12,629
Legal settlement	—	—	—	—	3,250

Total operating expenses	128,804	135,385	128,309	391,689	396,062
%	32.8%	32.5%	28.9%	32.5%	32.5%

Income from operations	65,503	72,725	98,216	205,637	202,767
%	16.7%	17.5%	22.1%	17.0%	16.6%
Other income, net	8,933	14,597	9,574	34,637	23,264

Income before income taxes and cumulative effect of a change in accounting principle	74,436	87,322	107,790	240,274	226,031
Provision for income taxes	24,725	29,977	37,770	79,435	79,537

Income before cumulative effect of a change in accounting principle	49,711	57,345	70,020	160,839	146,494
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	948

Net income	$49,711	$57,345	$70,020	$160,839	$147,442

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	$0.41	$0.46	$0.57	$1.31	$1.16
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	0.01

Basic net income per share	$0.41	$0.46	$0.57	$1.31	$1.17

Diluted
Income before cumulative effect of a change in accounting principle	$0.41	$0.45	$0.57	$1.28	$1.15
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	0.01

Diluted net income per share	$0.41	$0.45	$0.57	$1.28	$1.16

Shares used in basic per share calculation	120,414	123,788	122,150	122,730	126,125

Shares used in diluted per share calculation	121,902	126,630	123,357	125,244	127,177

NOVELLUS SYSTEMS, INC.
RECONCILIATION OF THE STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS) (1)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 29	June 30	September 30	September 29	September 30
(Unaudited)	2007	2007	2006	2007	2006
Net income excluding certain charges and benefits:	$49,711	$57,345	$70,020	$160,839	$156,260
Restructuring and other charges	—	—	—	—	(12,629)
Legal settlement	—	—	—	—	(3,250)
Cumulative effect of a change in accounting principle	—	—	—	—	1,542

Total charges and benefits	—	—	—	—	(14,337)
Tax effect of the above charges and benefits	—	—	—	—	5,519

Net income	$49,711	$57,345	$70,020	$160,839	$147,442

Net income per diluted share excluding certain charges and benefits:	$0.41	$0.45	$0.57	$1.28	$1.23
Restructuring and other charges	—	—	—	—	(0.10)
Legal settlement	—	—	—	—	(0.03)
Cumulative effect of a change in accounting principle	—	—	—	—	0.01
Tax effect of the above charges and benefits	—	—	—	—	0.05

Net income per diluted share	$0.41	$0.45	$0.57	$1.28	$1.16

(1)	The reconciliation of the statements of operations (excluding certain charges and benefits) is intended to present our operating results, excluding certain charges, benefits and related adjustments on provisions for income taxes. The reconciliation of the statements of operations is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.
NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

	Three Months Ended			Nine Months Ended
	September 29	June 30	September 30	September 29	September 30
(In thousands)	2007	2007	2006	2007	2006
(Unaudited)	(1)	(2)	(3)	(1)	(3)
Cost of sales	$543	$565	$400	$1,619	$1,246
Selling, general and administrative	6,674	5,248	5,516	17,619	16,545
Research and development	2,987	3,107	2,741	8,989	8,466

Total share-based compensation expenses	10,204	8,920	8,657	28,227	26,257
Benefit from income taxes	3,449	2,080	3,333	7,805	10,109

Net share-based compensation expenses	$6,755	$6,840	$5,324	$20,422	$16,148

(1)	Amounts include amortization expense related to stock options of $5.4 million and $15.3 million, employee stock purchase plan of $0.8 million and $2.2 million, and restricted stock awards of $4.0 million and $10.7 million for the three and nine months ended September 29, 2007, respectively.

(2)	Amounts include amortization expense related to stock options of $5.0 million, employee stock purchase plan of $0.9 million, and restricted stock awards of $3.1 million.

(3)	Amounts include amortization expense related to stock options of $6.3 million and $19.2 million, employee stock purchase plan of $0.5 million and $1.7 million, and restricted stock awards of $1.7 million and $5.2 million for the three and nine months ended September 30, 2006, respectively.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29,	December 31,
	2007	2006
(In thousands)	(Unaudited)	*
ASSETS
Current assets:
Cash and short-term investments	$857,462	$853,328
Accounts receivable, net	362,259	310,888
Inventories	231,271	198,571
Deferred taxes and other current assets	123,004	142,506

Total current assets	1,573,996	1,505,293
Property and equipment, net	333,733	364,599
Restricted cash	151,003	143,769
Goodwill	235,753	225,431
Intangible and other assets	124,275	123,400

Total assets	$2,418,760	$2,362,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$286,825	$254,125
Deferred profit	57,614	41,351
Income taxes payable	27,714	38,879
Current obligations under lines of credit	7,685	19,480

Total current liabilities	379,838	353,835
Long-term debt	137,662	127,862
Other liabilities	68,411	46,090

Total liabilities	585,911	527,787

Shareholders’ equity:
Common stock	1,370,752	1,393,914
Retained earnings and accumulated other comprehensive income	462,097	440,791

Total shareholders’ equity	1,832,849	1,834,705

Total liabilities and shareholders’ equity	$2,418,760	$2,362,492

*	The December 31, 2006 condensed consolidated balance sheet was derived from our audited consolidated financial statements.